Exhibit 7

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated:  May 20, 2011

MA ASSOCIATES, L.P.
By:	KKR ASSOCIATES, L.P.
Its General Partner

By:	/s/ Richard J. Kreider
Authorized Person

FP ASSOCIATES, L.P.
By:	KKR ASSOCIATES, L.P.
Its General Partner

By:	/s/ Richard J. Kreider
Authorized Person

MAGAZINE ASSOCIATES, L.P.
By:	KKR ASSOCIATES, L.P.
Its General Partner

By:	/s/ Richard J. Kreider
Authorized Person

PUBLISHING ASSOCIATES, L.P.
By:	KKR ASSOCIATES, L.P.
Its General Partner

By:	/s/ Richard J. Kreider
Authorized Person

CHANNEL ONE ASSOCIATES, L.P.
By:	KKR ASSOCIATES, L.P.
Its General Partner

By:	/s/ Richard J. Kreider
Authorized Person

KKR PARTNERS II, L.P.
By:	KKR ASSOCIATES L.P.
Its General Partner

By:	/s/ Richard J. Kreider
Authorized person

KKR ASSOCIATES, L.P.

By:	/s/ Richard J. Kreider
Authorized person

KKR 1996 FUND L.P.
By:	KKR ASSOCIATES 1996 L.P.
Its General Partner

By:	KKR 1996 GP LLC
Its General Partner

By:	/s/ Richard J. Kreider
Authorized person

KKR ASSOCIATES 1996 L.P.
By:	KKR 1996 GP LLC
Its General Partner

By:	/s/ Richard J. Kreider
Authorized person

KKR 1996 GP LLC

By:	/s/ Richard J. Kreider
Authorized person

HENRY R. KRAVIS

By:	/s/ Richard J. Kreider
Attorney-in-Fact for Henry R. Kravis

GEORGE R. ROBERTS

By:	/s/ Richard J. Kreider
Attorney-in-Fact for George R. Roberts